Exhibit 10.11

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”), dated as of November 30, 2011, is from Century Communities Colorado, LLC, whose address is 8390 E. Crescent Parkway, Suite 650, Greenwood Village, CO 80111 (“Guarantor”), jointly and severally, to and for the benefit of COMMERCE BANK (“Lender”), whose address is 216 Sixteenth Street, Suite 1400, Denver, CO 80202.

RECITALS

A. Pursuant to the terms of a Loan Agreement (the “Loan Agreement”), dated of even date herewith, by and among Lender, Guarantor, and Regency At Ridgegate, LLC, a Colorado limited liability company (the “Borrower”), Lender has made a loan (the “Loan”) to Borrower in the maximum principal, amount of $22,200,000, which Loan is evidenced by Borrower’s Promissory Note (the “Note”) dated of even date herewith in the original principal amount of $22,200,000.

B. Guarantor acknowledges that Guarantor has benefitted and will benefit from Lender making the Loan to Borrower.

C. This Guaranty is executed and delivered to Lender by Guarantor to induce Lender to make the Loan. Guarantor acknowledges and agrees that Lender would not make the Loan unless Guarantor executed and delivered this Guaranty.

D. All capitalized terms not defined herein shall have the meaning set forth in the Loan Agreement.

AGREEMENT

1. Subject to the potential limitations set forth in Section 7 below, Guarantor unconditionally guarantees to Lender the full and prompt payment, in lawful money of the United States, upon demand when due, whether at maturity or by acceleration or otherwise, the cumulative of all monetary obligations of Borrower to Lender of any kind whatsoever, howsoever created, arising or evidenced, whether pursuant to a covenant, representation, warranty, indemnity or other agreement of any kind, whether direct or indirect, absolute or contingent, recourse or non-recourse, or now or hereafter existing, or due or to become due, pursuant to the Note, the Loan Agreement or any of the Loan Documents (and all modifications, amendments, restatements, extensions and renewals thereof). All of the obligations, indebtedness and liabilities of Guarantor set forth in this Section 1 are referred to herein as the “Guaranteed Obligations.”

2. This is a guaranty of payment and not of collection, and Lender shall not be required to take any action against Borrower or resort to any other security given for the performance of Borrower’s Obligations as a precondition to the Guaranteed Obligations hereunder.

3. Lender, in its sole discretion, may proceed to exercise any right or remedy which Lender may have under this Guaranty without pursuing or exhausting any right or remedy which it may have against Borrower, against any other guarantor or against any other person or entity, and Lender may proceed to exercise any right or remedy which Lender may have under this Guaranty without regard to any actions or omissions of Borrower or any other person or entity.

4. Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms and provisions of the Loan Documents, regardless of any law, regulation or decree now or hereafter in effect in any jurisdiction which might in any manner affect any of such terms or provisions or the rights of Lender with respect thereto, or which might cause or permit to be invoked any alteration in the time, amount or manner of payment by Borrower of any of the Obligations.

5. The Guaranteed Obligations hereunder shall be direct and independent of any Obligations of Borrower to Lender, are joint and several with any and all other guarantors and are absolute and unconditional irrespective of the validity, legality or enforceability of any of the Loan Documents, or the existence, value or condition of any collateral for the Obligations, or any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or guarantor (including, without limitation, the effect of any statute of limitations or the finding or conclusions of any proceeding under the federal Bankruptcy code or of similar present or future federal or state law), it being agreed that the Guaranteed Obligations hereunder shall not be discharged except by payment or performance as herein provided. Any part payment of Borrower or other circumstance which operates to toll any statute of limitation as to Borrower or any other guarantor of the Obligations shall operate likewise to toll the statute of limitations as to Guarantor.

6. Without limiting the generality of Section 5 above, Guarantor hereby consents and agrees that, at any time and from time to time:

(a) the time, manner, place and/or terms of payment of all or any of the Guaranteed Obligations may be extended or changed;

(b) any or all of any collateral for any or all of the Obligations may be exchanged, released, surrendered, and/or otherwise disposed of and additional collateral taken;

(c) any action may be taken under or in respect of any of the Loan Documents in the exercise of any remedy, power or privilege therein contained (including, without limitation, the acceleration of the maturity of the Note) or otherwise with respect thereto, or such remedy, power or privilege may be waived, omitted, or not enforced;

(d) the time for Borrower’s performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any of the Loan Documents may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to;

(e) any of the Loan Documents, or any terms thereof may be amended or modified in any respect (including without limitation, with respect to interest on the Note); and

(f) the liability of Borrower to pay any and all of the Obligations may be settled or compromised, and payment of any and all of the Obligations may be subordinated to the prior payment of any other debts or claims of Borrower, all in such manner and upon such terms as Lender may deem proper, and without notice to or further assent from Guarantor, and all without affecting this Guaranty or the Guaranteed Obligations hereunder, which shall continue in full force and effect until all of the Obligations and all Guaranteed Obligations hereunder shall have been fully paid and performed.

7. Notwithstanding the statement of the Guaranteed Obligations set forth in Section 1 above, the Guaranteed Obligations shall be limited as follows but only in strict compliance with and only upon full and complete satisfaction of the stated requirements and only if at that time there then exists no Event of Default or circumstances that with the giving of notice or the passage of time or both would constitute an Event of Default:

(a) At the time of Completion (as defined below) of the Project, Guarantor’s payment obligations shall be limited to fifty percent (50%) of the then outstanding principal balance of the Loan together with all Costs of Enforcement (as defined below).

(b) Upon achievement of a Net Operating Income (as defined below) from the Property sufficient to provide a minimum of 1.25 to 1.0 Debt Service Coverage Ratio (as defined below) sustained over a period of six consecutive months during the Term Phase of the Loan, Guarantor’s payment obligations under this Guaranty shall, at that time, be limited to twenty-five percent (25%) of the then outstanding principal balance of the Loan together with all Costs of Enforcement.

For the purposes of this Section 7, the following terms shall have the meanings set forth below:

Completion: The Improvements have been completed substantially in accordance with the applicable plans and specifications as evidenced by delivery to Lender pursuant to the terms of the Loan Agreement, and approval by Lender and its inspector, which approval shall not unreasonably be withheld or delayed, of (i) a certificate of substantial completion from the Project architect, (ii) all governmental approvals regarding the Project (including, without limitation, shell completion certificate of occupancy for all enclosed space, (iii) satisfactory lien waivers from all contractors, subcontractors, and material suppliers performing work or providing materials regarding construction of the Project, and (iv) a final date down endorsement to Lender’s mortgagee title insurance policy as of shell completion.

Costs of Enforcement: All out-of-pocket costs incurred by Lender in protecting and enforcing its rights under this Guaranty and the Loan Documents including without limitation all attorneys’ fees, filing fees, court costs, costs of obtaining any reports or information, and similar matters.

Debt Service Coverage Ratio: The ratio of: (i) annual Net Operating Income of the Project, to (ii) the annual aggregate principal and interest payable in an amount required to fully amortize the full Loan Amount over a hypothetical 25-year amortization based on the greater of (A) 6.0%, or (B) the current 10-year U.S. Treasury Rate plus 225 basis points.

Net Operating Income: “Total Income” (consisting of both the actual contracted rents from the apartment units as of the date on which the Debt Service Coverage Ratio is being tested plus projected rents from executed apartment leases acceptable to Lender in its reasonable discretion) less rents based on the greater of: (A) actual vacancy, or (B) a 5% vacancy rate applicable to the total net rentable square feet of the Project; less actual Operating Expenses for the preceding 12 months. “Operating Expenses” shall include, but not be limited to a management fee of 2.0% of Total Income and annual expenditures of taxes and insurance (whether paid yet or not); and a capital reserve allocation of no less than $150 per apartment unit in the Project per year.

8. Guarantor hereby waives notice of acceptance of this Guaranty, presentment, demand, protest, notice of the occurrence of an event of default under the Loan Documents and any other notice of any kind whatsoever, with respect to any or all of the Obligations and promptness in making any claim or demand hereunder; but no act or omission of any kind shall in any way affect or impair this Guaranty. Guarantor waives any rights it might otherwise have under Colorado Revised Statutes §§ 13-50-102 or 13-50-103 (or under any corresponding future statute or rule of law in any jurisdiction) by reason of any release of fewer than all of the Guarantor of the Guaranteed Obligations hereunder or under any other guaranty.

9. Guarantor hereby represents and warrants as follows:

(a) The execution, delivery and performance of this Guaranty will not (i) require any consent or approval of any person, (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Guarantor, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement Or any other agreement, lease or instrument to. which Guarantor is a party or by which Guarantor or Guarantor’s properties may be bound or affected; and Guarantor is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument, except for such defaults as are not reasonably likely to result in a Material Adverse Occurrence (as determined by Lender).

(b) This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms.

(c) No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by Guarantor of this Guaranty.

(d) Guarantor has filed all federal, state and local tax returns that are required to be filed and has paid all taxes shown on such returns and on all assessments received by Guarantor to the extent that such taxes and assessments have become due. All federal and state income taxes and all other taxes and assessments of any nature with respect to which Guarantor is obligated have been paid when due.

(e) The financial statements heretofore delivered to Lender are accurate and complete in all respects, and fairly represent the financial condition of Guarantor, as applicable, as of the respective dates of such financial statements. Guarantor does not know of any material contingent liabilities affecting Guarantor that are not disclosed in Guarantor’s financial statements or that have not been disclosed to Lender in writing. Since the date of the most recent financial statements there has been no Material Adverse Occurrence in the Guarantor’s financial condition, assets, liabilities or business nor has any other event or condition of any character occurred or arisen that materially and adversely affects or that could materially and adversely affect the business or prospects of Guarantor. No additional material obligations have been entered into by the Guarantor since the date of its most recent financial statements other than as disclosed to Lender in writing.

(f) Guarantor is now, solvent; and no bankruptcy or insolvency proceedings are pending or contemplated by Guarantor or, to the best of Guarantor’s knowledge, against Guarantor.

(g) Guarantor has filed all federal, state and local tax returns that are required to be filed and has paid all taxes shown on such returns and on all assessments received by Guarantor to the extent that such taxes and assessments have become due. All federal and state income taxes and all other taxes and assessments of any nature with respect to which Guarantor is obligated have been paid when due.

(h) There is no action, suit, legal proceeding or proceeding pending or threatened (or, to the best knowledge of Guarantor, any basis therefor) against Guarantor or affecting the properties or assets of Guarantor in any court or before any arbitrator of any kind or before or by any governmental body which would constitute a Material Adverse Occurrence. Guarantor is not in default with respect to any order of any court, arbitrator or governmental body, and Guarantor is not subject to or a party to any order of any court or governmental body arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters which would constitute a Material Adverse Occurrence. For the purposes of this section, the term “governmental body” includes any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and the term “order” includes any order, writ, injunction, decree, judgment, award, determination, direction or demand.

(i) Guarantor shall promptly notify Lender in writing of the occurrence of (a) any Material Adverse Occurrence in the business, property, assets, operations or condition, financial or otherwise, of Guarantor, and (b) the pendency or threat of any material litigation or arbitration and of any tax deficiency or other proceeding before any governmental body or official affecting Guarantor.

(j) Guarantor shall not permit any Material Adverse Occurrence in Guarantor’s financial condition, assets or liabilities.

(k) Guarantor shall permit Lender to make a credit investigation of Guarantor in such sufficient detail as Lender may reasonably require. Such credit information may be updated periodically by Lender to assure maintenance of good credit standing during the term of the Loan or any extension thereof.

(l) At all times throughout the term of the Loan, including after giving effect to any transfer, (a) none of the funds or assets of Borrower or Guarantor shall constitute property of, or shall be beneficially owned directly or, to Guarantor’s best knowledge, indirectly, by any person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that are identified on (1) the “List of Specially Designated Nationals and Blocked Persons” maintained by the Office of Foreign Assets Control (OFAC), U.S. Department of the Treasury, and/or to Guarantor’s best knowledge, as of the date thereof, based upon reasonable inquiry by Guarantor, on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law, or the Loan made by Lender would be in violation of law, or (2) Executive Order 13224 (September 23, 2001) issued by the President of the United States (“Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), any related enabling legislation or any other similar Executive Orders, and (b) no Embargoed Person shall have any direct interest, and to Guarantor’s best knowledge, as of the date hereof, based upon reasonable inquiry by Guarantor, indirect interest, of any nature whatsoever in Borrower or Guarantor, as applicable, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

10. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made.

11. Guarantor will not exercise any rights which Guarantor may have acquired by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, unless and until all of the Guaranteed Obligations shall have been paid in full. If any payment shall be made to Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid to Lender, then payment shall be credited and applied upon any of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Agreement.

12. No failure or delay on the part of Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No amendment, modification, termination, or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice or demand on Guarantor in any case shall entitle Guarantor to any other or further notice or demand in similar or other circumstances.

13. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Guarantor, mailed or delivered to Guarantor, addressed to Guarantor at the address set forth on the signature page hereof, if to Lender, mailed or delivered to it, addressed to it at the address of Lender specified in the Loan Agreement, or as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 13. Any notice given herein if given by certified mail will be deemed received when delivered, or if delivery is refused, when delivery is first attempted in the ordinary course. Any notice sent by hand delivery shall be deemed received when actually received. Any notice sent by Federal Express or any nationally recognized overnight courier service shall be deemed received one business day after having been deposited with such overnight courier service if designated for next business day delivery.

14. Guarantor hereby waives and agrees not to assert or take advantage of any duty on the part of Lender to disclose to Guarantor any facts it may now or hereafter know about Borrower, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Borrower and of any and all circumstances bearing the risk of non-payment on any Obligations.

15. Guarantor will file all claims against Borrower in any bankruptcy or other similar proceedings in which the filing of claims is required by law upon any indebtedness of Borrower to Guarantor and will assign to Lender all rights of Guarantor thereunder. If Guarantor does not file any such claim, Lender as attorney-in-fact for Guarantor is hereby, authorized to do so in the name of Guarantor or, in Lender’s discretion, to assign the claim and to cause proof of claim to be filed in the name of Lender’s nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Lender the full amount thereof and to the full extent necessary for that purpose, Guarantor hereby assigns to Lender all of Guarantor’s rights to any such payments or distributions to which Guarantor would otherwise be entitled.

16. To the extent that Guarantor receives any payments, distributions or any other consideration with respect to any membership interests of Borrower however described, Guarantor shall immediately pay over and deliver such payments, distributions or other consideration to Lender to the extent that such payments, distributions or other consideration were made in contravention of the Loan Documents.

17. By execution hereof, Guarantor certifies to Lender that Guarantor has received a Copy of the Loan Documents in execution form and represents that Guarantor knowledgeable of the contents thereof.

18. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

19. Guarantor hereby represents and agrees that this is a continuing guaranty and (a) shall remain in full force and effect until payment in full of the Obligations and any and all expenses which might be incurred by Lender in collecting any or all of the Guaranteed Obligations and in enforcing any rights hereunder; (b) shall be governed by, and construed in accordance with, the laws of the State of Colorado; (c) shall be binding upon Guarantor, and Guarantor’s successors and assigns; and (d) shall inure to the benefit of and be enforceable by Lender and its respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (d), Lender may assign or otherwise transfer the Note held by it to any other person or entity, and such subsequent holder of the Note shall thereupon become vested with all the powers and rights in respect thereof granted to Lender herein or otherwise.

20. Guarantor will cause Borrower to maintain and preserve the enforceability of the Loan Agreement, the Note and the other Loan Documents, as the same may be modified and will not permit Borrower to take or to fail to take action of any kind which might be the basis for a claim that Guarantor has a defense to the Guaranteed Obligations hereunder.

21. FOR PURPOSES OF ANY ACTIONS RELATING TO THIS GUARANTY, GUARANTOR CONSENTS TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF COLORADO.

22. This Guaranty may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23. Guarantor hereby waives any right to jury trial of any claim, cross-claim or counterclaim relating to or arising out of or in connection with this Guaranty or any of the other Loan Documents.

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IN WITNESS WHEREOF, Guarantor has duly executed this instrument the date first above written.

GUARANTOR:

CENTURY COMMUNITIES COLORADO, LLC, a Colorado limited liability company

By:	DARO Ventures LLC a Colorado limited liability company, its Manager

By:
	Name:	Dale Francescon
	Title:	Manager

Address for Notice:

c/o Regency at Ridgegate, LLC

8390 E. Crescent Parkway, Suite 650

Greenwood Village, CO 80111

Attention: Robert J. Francescon

Facsimile No.: 303-770-8320

with a copy to:

Lottner Rubin Fishman Brown & Saul, P.C.

633 17th Street, Suite 2700

Denver, CO 80202

Attention: Marshall H. Fishman, Esq. and

Michael S. Fishman, Esq.

Facsimile No.: 303-292-1300

Facsimile No.: 303-292-1300